UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - MAY 20, 2008

LAUREATE RESOURCES & STEEL INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-52781	98-0471111
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

245 Park Avenue, 24th Floor New York, NY 10167
(Address of principal executive offices)

(212) 672-1927
(Registrant's telephone number, including area code)

Kingston Mines Ltd.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

Amendment of Warrant to Arimathea Limited

On May 10, 2008, Laureate Resources & Steel Industries Inc. (formerly known as Kingston Mines Ltd. and referred to herein as the “Company”) issued a warrant to Arimathea Limited (the “First Warrant”) in consideration for international corporate development services rendered on behalf of the Company. The First Warrant is exercisable for the purchase, in whole or in part, of 1,352,390 shares of common stock at a purchase price of $0.10 per share. The First Warrant, as executed, provided that all of its shares shall vest and become exercisable upon the closing of the first acquisition by the Company of equity securities, assets, license or strategic alliance with an operating enterprise by the Company that shall be utilized as the basis for commencing the Company’s new business model. On May 22, 2008, the Company amended the First Warrant, to provide that all of its shares vested and became exercisable as of the execution of such amendment. All other terms and conditions of the warrant shall remain in full force and effect.

Grant of Warrant to Arimathea Limited

On May 22, 2008, the Company issued a second warrant to Arimathea Limited (the “Second Warrant”) in consideration for international corporate development services rendered on behalf of the Company. Assuming exercise in full of the Second Warrant by Arimathea, the Company would realize $202,858.50 in proceeds. The Second Warrant is exercisable for the purchase, in whole or in part, of 2,028,585 shares of common stock at a purchase price of $0.10 per share, which purchase price has been determined by reference to the price the Company’s Common Stock was sold to shareholders in an offering. All of the Second Warrant shares vest and become exercisable upon the execution of the Second Warrant. Under the terms of the Second Warrant, Arimathea will not be permitted to exercise and own more than 4.9% of the Company’s common stock at any given time. The Second Warrant has anti-dilution protection for future issuances of equity securities which exceed 20% of the issued and outstanding shares of the Company as of May 22, 2008 if any such shares are issued by the Company at consideration below the Second Warrant’s exercise price. The Second Warrant does not contain any call provisions and there is no obligation on the part of Arimathea to exercise the Second Warrant at any time.

Item 5.03:	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in an Information Statement on Schedule 14C, filed with the U.S. Securities and Exchange Commission on April 29, 2008, the Company’s Articles of Incorporation have been approved for amendment in accordance with the laws of the State of Nevada. On May 20, 2008, the Company’s Articles of Incorporation were duly amended and the Company’s name changed under Article 1 of the Articles of Incorporation from “Kingston Mines Ltd.” to “Laureate Resources & Steel Industries Inc.”

Item 8.01:	Other Events.

On May 20, 2008, the Company’s name changed from “Kingston Mines Ltd.” to “Laureate Resources & Steel Industries Inc.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LAUREATE RESOURCES & STEEL INDUSTRIES INC.

By:	/s/ Barbara Salz
Name: Barbara Salz Title: Corporate Secretary

Date:  May 23, 2008